Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 24, 2025 relating to the combined/consolidated financial statements of Forgent Intermediate LLC which appears in Forgent Power Solutions, Inc.’s Registration Statement on Form S-1 (333-292632).

/s/ BDO USA, P.C.

Houston, Texas

February 4, 2026